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                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                     OF E.I. DU PONT DE NEMOURS AND COMPANY

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Seagram Company Ltd., of our report dated February 16, 1995, which appears on page 38 of the 1994 Annual Report to Stockholders of E.I. du Pont de Nemours and Company, which is incorporated by reference in the E.I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1994. The consolidated financial statements of E.I. du Pont de Nemours and Company, as listed under Item 14(a)1 of the Annual Report on Form 10-K for the year ended December 31, 1994, are incorporated by reference in The Seagram Company Ltd. Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
---------------------------------------------------------
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 1, 1998